UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 4, 2006

WAVE SYSTEMS CORP.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24752	13-3477246
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

480 Pleasant Street, Lee, Massachusetts  01238

(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code  (413) 243-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Events.

On August 4, 2006, Wave Systems Corp. (“Wave”) entered into Subscription Agreements (the “Subscription Agreements”) with certain purchasers  (the “Purchasers”) pursuant to which Wave agreed to sell a total of 2,336,752 shares of Class A Common Stock, par value $.01 per share (the “Common Shares”) for an aggregate purchase price of $4,790,342.  The Common Shares were priced at $2.05 (the closing price on August 3, 2006).  The Common Shares are to be drawn-down off of a shelf registration statement (the “Shelf Registration Statement”) declared effective by the Securities and Exchange Commission (the “SEC”) on January 13, 2006.  The form of Subscription Agreement is attached hereto as Exhibit 10.1.

Security Research Associates, Inc. (the “Placement Agent”) acted as placement agent in connection with the offering.  In connection with this offering, we have agreed to pay the Placement Agent a cash fee of $239,517 (5% of the gross proceeds paid to Wave in connection with the offering) and will issue to the Placement Agent a warrant to purchase up to 116,837 shares of Class A common stock at the price of $2.05 per share.  The Placement Agent has no obligation to buy any Common Shares from us  A prospectus supplement related to the offering will be filed with the Securities and Exchange Commission.

On August 7, 2006, Wave issued a press release announcing the transaction.  A copy of this press release has been filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

(c)        Exhibits.

Exhibit 10.1	Form of Subscription Agreement, dated August 4, 2006.

Exhibit 99.1	Press Release of Wave, dated August 7, 2006, announcing the sale.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WAVE SYSTEMS CORP.

By:	/s/ Gerard T. Feeney
Gerard Feeney
Chief Financial Officer

Dated:  August 8, 2006

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Form of Subscription Agreement, dated August 4, 2006.

Exhibit 99.1	Press Release of Wave, dated August 7, 2006, announcing the sale.